EXHIBIT 99.1

Kentucky First Federal Bancorp

Hazard, Frankfort, Danville and Lancaster, Kentucky

For Immediate Release August 5, 2024

Contact:

Kentucky First Federal Bancorp

Don Jennings, President

(502) 223-1638

Kentucky First Federal Bancorp Announces Retirement of Tony D. Whitaker, Chairman of the Board

Kentucky First Federal Bancorp (Nasdaq: KFFB) the holding company for First Federal Savings and Loan Association of Hazard, Kentucky and First Federal Savings Bank of Kentucky, Frankfort, Kentucky, announced today that Tony D. Whitaker, Chairman of the Board of Kentucky First Federal Bancorp (the “Company”) is retiring from his position as Company Chairman, as well as Chairman of the Board of the Company’s subsidiary, First Federal Savings Bank of Kentucky. Mr. Whitaker’s retirement is effective August 1, 2024.

The Company’s President and Chief Executive Officer Don D. Jennings stated, “It is with a mixture of joy and sadness that we announce the retirement of our long-time Chairman and friend, Tony Whitaker. Tony has served as Chairman since the Company’s inception in 2005, and served as the Company’s Chief Executive Officer from 2005 through 2012. He has also previously served as Chief Executive Officer of First Federal Savings and Loan of Hazard from 1997 through 2012, and served on the bank’s board since 1993. His banking career dates back over 50 years with additional tenures at First Federal Savings Bank of Richmond and Great Financial Bank. While Tony will be missed in the boardroom, we are excited that he will have the opportunity to enjoy a well-earned retirement.”

Mr. Whitaker, 78, stated, “After more than 50 years in banking, it is finally time for me to retire. I will always be supportive of Kentucky First Federal Bancorp, of its two banks, and especially of my adopted hometown of Hazard, Kentucky.” Mr. Jennings continued, “On behalf of the board of Kentucky First Federal, we express the Company’s gratitude for Tony’s many years of dedicated service. We look forward to continuing our deep friendship and to sharing our commitment to the communities served by the Company and its two banks.”

This press release may contain certain statements that are not historical facts and are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, that are subject to certain risks and uncertainties. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements include statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. Kentucky First Federal Bancorp’s actual results, performance or achievements may materially differ from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to general economic conditions; prices for real estate in the Company’s market areas; the interest rate environment and the impact of the interest rate environment on our business, financial condition and results of operations; our ability to successfully execute our strategy to increase earnings, increase core deposits, reduce reliance on higher cost funding sources and shift more of our loan portfolio towards higher-earning loans; our ability to pay future dividends and if so at what level; our ability to receive any required regulatory approval or non-objection for the payment of dividends from First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Kentucky to the Company or from the Company to shareholders; competitive conditions in the financial services industry; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the outcome of pending or threatened litigation, or of matters before regulatory agencies; changes in law, governmental policies and regulations, rapidly changing technology affecting financial services, and the other matters mentioned in Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2023 and for the period ended September 30, 2023. Except as required by applicable law or regulation, the Company does not undertake the responsibility, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Kentucky First Federal Bancorp is the parent company of First Federal Savings and Loan Association, which operates one banking office in Hazard, Kentucky and First Federal Savings Bank of Kentucky, which operates six banking offices in Kentucky, including three in Frankfort, two in Danville, and one in Lancaster. Kentucky First Federal Bancorp shares are traded on the NASDAQ National Market under the symbol KFFB. At June 30, 2024, the Company had approximately 8,086,715 shares outstanding of which approximately 58.5% was held by First Federal MHC.